EXHIBIT 99

                                NEWS RELEASE
                               --------------

                NEWELL CO. COMPLETES ACQUISITION OF CALPHALON



   FREEPORT, IL, May 7, 1998 -- Newell Co. (NYSE: NWL) announced today that it had completed its acquisition of Calphalon Corporation.

   Calphalon, based in Toledo, Ohio, is a leading manufacturer of gourmet cookware primarily marketed to upscale retailers and department stores.  Calphalon posted 1997 revenues of approximately $110 million.



        Newell is a multi-national manufacturer and marketer of high-

   volume staple consumer products which are sold through a variety of retail and wholesale distribution channels.  Product groups include hardware and home furnishings, office products and housewares.